EXHIBIT 24(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (Registration No. 33-73492) and to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-73446 and 33-04495) of Cantel Industries, Inc. of our report dated May 3, 1996 relating to the financial statements of MediVators, Inc. as of and for each of the two years in the period ended July 31, 1995 appearing in this Annual Report on Form 10-K.



PRICE WATERHOUSE LLP
Minneapolis, Minnesota
October 25, 1996